Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 333-188801), Form S-8 (No. 333-181715), Form S-8 (No. 333-163843) and Form S-8 (No. 333-118659) of our report  dated February 24, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Crown Castle International Corp.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 16, 2014